EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2013, relating to the consolidated financial statements of Pro-Dex, Inc., appearing in the Annual Report on Form 10-K of Pro-Dex, Inc. for the year ended June 30, 2013, and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California

December 17, 2013